EnerJex Resources, Inc.
27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, Kansas 66210

January 14, 2011

By Email to coalcreekenergy@yahoo.com	By Email to jdlmailbox@yahoo.com
and jdlmailbox@yahoo.com
Mr. James Loeffelbein
J&J Operating, LLC	c/o J&J Operating, LLC
Attn: James Loeffelbein and John Loeffelbein	10380 W 179th Street
10380 W 179th Street	Bucyrus, KS 66013
Bucyrus, KS 66013

By Email to coalcreekenergy@yahoo.com

Mr. John Loeffelbein
c/o J&J Operating, LLC
10380 W 179th Street
Bucyrus, KS 66013

Re:	Acquisition of J&J Field Equipment, Termination of Service Agreement
and Revised Consulting Arrangements

Gentlemen:

EnerJex Resources, Inc. (the "Company"), and EnerJex Kansas, Inc., a Nevada corporation ("EnerJex Kansas"), are presenting this letter agreement (the "Agreement") to J&J Operating, LLC ("J&J"), John Loeffelbein ("John"), and James Loeffelbein ("Jim") (the Company, EnerJex Kansas, J&J, John, and Jim are collectively referred to as the "Parties" or individually as a "Party") to memorialize the terms on which the Company will acquire from J&J the field operating equipment that is listed on Exhibit A hereto (the "Equipment"), and the Parties will enter into certain other agreements as further described below (collectively, the "Transactions").  This Agreement is intended to be, and upon execution of this Agreement by J&J, John and Jim shall be, a binding and enforceable agreement, enforceable against each of the Parties in accordance with its terms.

Agreements of Parties

The Parties hereby agree as follows:

1.           Acquisition of Equipment.  J&J will sell and convey to EnerJex Kansas, title to the Equipment listed on Exhibit A hereto.  That sale will be effected by J&J's execution and delivery of the Bill of Sale in the form attached hereto as Exhibit B (the "Bill of Sale").

(a)           Representations and Warranties.  J&J, John and Jim, jointly and severally, represent and warrant to the Company and EnerJex Kansas that:

(i)           The Equipment is free and clear of all liens and claims, and upon execution and delivery of the Bill of Sale to EnerJex Kansas hereunder, EnerJex Kansas shall acquire title to the Equipment free and clear of all liens and claims arising through any act or omission of any person other than the Company or any of its subsidiaries.

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	2	January 14, 2011

(ii)          J&J is the sole owner of the Equipment and has full power and every lawful authority to make, execute and deliver this Agreement and perform its obligations hereunder without the consent of any other person.

(iii)         To the current actual knowledge of J&J, John and Jim, without any duty to conduct any inquiry, the Equipment is in good working order and condition, ordinary wear and tear excepted.

(iv)        Neither J&J, nor John nor Jim has engaged any broker, finder, or other similar person in connection with the transactions contemplated by this Agreement, and to the knowledge of J&J, John and Jim, no broker's commission, finder's fee, or other similar fee is due to any person in connection with any of the Transactions hereunder.

(b)           AS IS Sale.  Except for the express representations and warranties of J&J, John and Jim set forth in Paragraph 1(a), above, the Equipment is being sold and transferred hereunder on an "AS IS, WHERE IS" basis, without any representation or warranty regarding the condition of the Equipment.  J&J, John and Jim hereby disclaim all implied warranties regarding the condition of the Equipment, including all warranties regarding the fitness of such Equipment for any particular purpose.

(c)           No Liability Assumption.  For the avoidance of doubt, the Parties acknowledge and agree that except for the payroll costs described in Paragraph 4, below, neither the Company, nor EnerJex Kansas, nor any of their respective affiliates shall assume any liability or obligation of J&J in connection with the transactions contemplated by this Agreement.

2.           Consulting Agreements

(a)           John's Agreement.  Concurrently herewith, the Company and John shall execute that certain Amended and Restated Consulting Agreement in the form attached hereto as Exhibit C (the "Amendment"), by which the parties shall amend the Consulting Agreement between John and the Company dated effective December 31, 2010 ("John's Agreement").

(b)           Jim's Agreement.  Concurrently herewith, the Company and Jim shall execute that certain Consulting Agreement in the form attached hereto as Exhibit D ("Jim's Agreement"), by which the Company shall engage Jim as a consultant.

3.           Termination of Service Agreement

(a)           Termination.  The Parties hereby (i) acknowledge that the Company and J&J previously executed that certain Service Agreement dated effective December 31, 2010, which was executed by John and Jim as to certain covenants set forth therein (the "Service Agreement"), and (ii) agree that except as set forth in Paragraphs 3(b) and (c), below, the Service Agreement is hereby terminated and no party thereto shall have any further obligation thereunder with respect to any period after the date of this Agreement.

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	3	January 14, 2011

(b)         Conveyance of Interests.

(i)           The parties hereby acknowledge that (A) the Company and J&J executed the Service Agreement in order to memorialize J&J's commitment to cause its employees to provide asset management services for the Company and its affiliates, (B) in consideration of those services and the noncompetition covenants therein, the Company agreed in the Service Agreement to convey to J&J various "Interests" in certain of the Company's properties, and (C) the parties are entering into this Agreement in order to modify the arrangement contemplated by the Service Agreement, so that the Company or one of its affiliates will employ 16 of J&J's employees to work (as employees of the Company or one of its affiliates) on the Company's properties, and John and Jim will provide management supervisory services and other agreed services pursuant to John's Agreement and Jim's Agreement, respectively; and

(ii)           The Company agrees that, in consideration of such services to be provided by John and Jim to the Company and its affiliates and the noncompetition and exclusivity commitments being provided J&J, John, and Jim under the Noncompetition Agreement described in Paragraph 5, below, the Company shall convey to J&J the "Interests" described in the Service Agreement and on the same terms set forth in Section 2.2 thereof.  The Company further agrees that such Interests shall be deemed to be fully earned upon the conveyance of title thereto to J&J and J&J shall be entitled to retain title thereto, including all such Interests that have been conveyed to J&J prior to the date thereof.

(c)         Survival.  In addition to the foregoing, and notwithstanding the termination of the Service Agreement, (i) the obligations of the parties under Section 5.4 of the Service Agreement shall survive the termination of the Service Agreement (with respect to claims relating to the period that the Service Agreement was in effect), and (ii) the rights and duties of the parties under the Service Agreement shall survive to the extent provided in Sections 6.3(a), (b) (in accordance with Paragraph 3(b)(ii), above), (c) and (e) thereof.

4.           Hiring of Employees.  Concurrently herewith, the Company or one of its affiliates shall extend employment offers to the sixteen (16) employees of J&J listed on Exhibit E hereto (the "Hired Employees"), provided that the Company shall not have any obligation to employ such individuals for any fixed period of time.  The Company or its affiliates shall pay all payroll costs of those Hired Employees for services performed by them for J&J in the period from January 1, 2011, through January 7, 2011 (the "Initial Payroll Period").  Notwithstanding the foregoing, and except for such payroll costs, J&J shall indemnify, defend, and hold the Company and each of its subsidiaries and other affiliates, and all of their respective officers, directors and other agents, free and harmless from and against all claims, costs, damages and expenses arising from or relating to the employment of such Hired Employees during the Initial Payroll Period.

5.           Noncompetiton Agreement.  In order to replace the noncompetition and nonsolicitation covenants of J&J, John and Jim set forth in the Service Agreement, and in consideration of the conveyance of the Interests pursuant to Paragraph 3(b), above, and payment described in Paragraph 6, below, J&J, John and Jim agree that concurrently herewith, they shall execute that certain Noncompetition and Nonsolicitation Agreement in the form set forth on Exhibit F hereto (the "Noncompetiton Agreement").

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	4	January 14, 2011

6.           Cash Payment to J&J, John and Jim.

(a)           In consideration of J&J's conveyance of the Equipment hereunder and the other covenants and agreements of J&J, John and Jim in this Agreement and each of the exhibits attached hereto, the Company shall pay to J&J concurrently herewith the sum of Two Hundred Thirty Thousand Dollars ($230,000.00) by wire transfer of immediately available funds in accordance with wiring instructions provided by J&J.  The parties agree that such consideration shall be allocated as follows:

Item	Amount

Equipment	$215,000.00
J&J Covenants in Noncompetition Agreement	5,000.00
John's Covenants in Noncompetition Agreement	5,000.00
Jim's Covenants in Noncompetition Agreement	5,000.00

TOTAL	$230,000.00

(b)           For the avoidance of doubt, the parties acknowledge and agree that:

(i)           The Company is not assuming any claims, costs, liabilities, or expenses arising from J&J's use and operation of the Equipment prior to the date of this Agreement, including but not limited to all claims arising from an accident that occurred in November 2010 and involved the pulling unit that is included as part of the Equipment.  J&J shall indemnify, defend, and hold the Company free and harmless from and against all such claims, costs, liabilities, or expenses.

(ii)         The Company shall indemnify, defend, and hold J&J free and harmless from and against all such claims, costs, liabilities, or expenses arising from or relating to the use of the Equipment by the Company or any of its affiliates on or after the date of this Agreement.

7.           Insurance.  J&J covenants and agrees that at all times until and including December 31, 2011, J&J shall maintain in full force and effect the general commercial liability insurance policy that J&J had in effect as of December 31, 2010, providing coverage for $1,000,000 per occurrence and $2,000,000 in the aggregate.

8.           Arbitration.  Except for any action in which the plaintiff is seeking injunctive or other equitable relief, all disputes arising under this Agreement shall be resolved or relating to this Agreement and the rights and duties of the parties hereunder shall be resolved by binding arbitration in Kansas City, Kansas, before a single arbitrator under the rules then obtaining of the American Arbitration Association.  The decision of the arbitrator shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	5	January 14, 2011

9.           Miscellaneous.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas (without regard to application of the conflict-of-law principles thereunder).  Upon the request of either party, each of the undersigned shall make, execute, and deliver such documents and instruments, and shall take such other actions, as may be reasonably necessary to carry into effect the agreements of the parties described in this Agreement.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement will remain in full force and effect.  This Agreement and the Exhibits attached hereto (a) represent the entire understanding between the parties regarding the subject matter hereof, and supersede and replace all prior and contemporaneous understandings, whether oral or written, regarding such subject matter, and (b) may not be modified or amended, except by a written agreement executed after the effective date hereof by the party sought to be charged by such modification or amendment.  If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action shall be entitled to recover its costs and attorneys' fees, as well as all such costs and fees of enforcing any judgment entered therein.  This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

[Signatures appear on the following page.]

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	6	January 14, 2011

Acceptance

If the terms and conditions set forth above are acceptable to you, then please sign and return to me, for my files, one copy of this Agreement and each of the attached Exhibits that calls for your signature.

Sincerely,

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert Watson, Jr.
Robert Watson, Jr., CEO/President

Acceptance

Each of the undersigned hereby agrees to and accepts the foregoing terms and conditions of the Agreement set forth above, and further agrees that the provisions thereof are legally binding upon and enforceable against each of the undersigned in accordance with the terms of the Agreement.

J&J Operating, LLC, a Kansas limited liability
company

By:	/s/ Jim Loeffelbein	/s/ Jim Loeffelbein
	Jim Loeffelbein, Member	Jim Loeffelbein, Individually

By:	/s/ John Loeffelbein	/s/ John Loeffelbein
	John Loeffelbein, Member	John Loeffelbein, Individually

Exhibits:

A —	List of Equipment
B —	Bill of Sale
C —	Amended and Restated Consulting Agreement (John)
D —	Consulting Agreement (Jim)
E —	List of Hired Employees
F —	Noncompetition and Nonsolicitation Agreement

Exhibit A

List of Equipment

Blue Dodge Pickup Truck
Pulling Unit
Chevy 2500 Pickup - 2006
1986 F350 Ford Pickup
Minnesota Pulling Unit
Pulling Unit - Wrecked Unit
Ram 1500 Pickup
1991 F150 4x4 Pickup
Dodge 1500 Pickup - John Ls
Pipe Trailer #1
Pipe Trailer #2
Two (2) Flatbed Trailers
Fourwheeler Trailer
New Pump Trailer
Seven (7) Fourwheelers for Pumpers
Trencher / Backhoe
Backhoe
Bobcat
Water Truck
Wash Truck #1
Wash Truck #2

Bill of Sale

For Good and Valuable Consideration, the receipt and sufficiency of which are hereby acknowledged, J & J Operating, LLC, a Kansas limited liability company ("Seller"), hereby sells, assigns, transfers and conveys to EnerJex Kansas, Inc., a Nevada corporation ("Buyer"), all of Seller's right, title, and interest in and to the "Equipment" described on Appendix 1 hereto.

This Bill of Sale is being delivered pursuant to that certain letter agreement dated January 7, 2011 (the "Purchase Agreement"), by and among Seller, EnerJex Resources, Inc., a Nevada corporation (the "Company"), John Loeffelbein, and James Loeffelbein, pursuant to which Seller agreed to transfer the Equipment to Buyer.

Seller warrants that Seller has good and marketable title to the Equipment, free and clear of all liens and encumbrances arising from any act or omission of any person other than Buyer and its affiliates.  Seller hereby constitutes and appoints Buyer as the true and lawful attorney-in-fact of the Seller, for it and in its name and stead and on behalf of and for the benefit of Buyer, to demand and receive from time to time any and all Equipment hereby sold, assigned and transferred, and to give receipts and releases for and in respect of the same and any part or proceeds thereof and, from time to time, to institute and prosecute in the name of the Seller, but at the reasonable expense and for the benefit of Buyer, any and all proceedings at law, in equity or otherwise, which Buyer may reasonably deem proper, to assert and enforce any claim, right or title of any kind, in respect of any of the Equipment hereby sold, assigned and transferred, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Equipment hereby assigned, transferred and conveyed, and to do all acts and things in relation to said Equipment as Buyer reasonably shall deem desirable.

Seller hereby agrees to execute and deliver to Buyer such other instruments of conveyance, assignment, and transfer as may be reasonably necessary to more fully convey, assign to, and vest in Buyer all of the Equipment hereby conveyed and assigned.  This instrument is intended to make effective the sale and assignment of the Equipment pursuant to the Purchase Agreement.  Nothing herein is intended to supersede or modify any provisions of the Purchase Agreement.  To the extent of any conflict or inconsistency between this instrument and the Purchase Agreement, the Purchase Agreement shall prevail and govern the rights and obligations of the parties hereto.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the date set forth below.

J & J Operating, LLC, a Kansas limited liability company

	By:	/s/ John Loeffelbein
Date	John Loeffelbein, Member

	By:	/s/ James Loeffelbein
Date	James Loeffelbein, Member

Amended and Restated Consulting Agreement

This Amended and Restated Consulting Agreement (the "Agreement") is made and entered into, effective as of January 14, 2011 (the "Effective Date"), by and between EnerJex Resources, Inc., a Nevada corporation ("Company"), and John Loeffelbein ("Consultant"), with reference to the following facts:

Recitals:

A.          The Company is in the business of exploring for oil and gas deposits and drilling and producing oil and gas wells in the States of Kansas and Texas.

B.           Consultant is a principal of J & J Operating, LLC, a Kansas limited liability company ("J& J"), and party to that certain letter agreement dated January 14, 2011, by and among the Company, J&J, Consultant, and James Loeffelbein, pursuant to which J&J and the Company are terminating a "Service Agreement" between them and Consultant is agreeing to execute this Agreement.

C.           The parties have agreed to execute this Agreement to memorialize the terms and conditions on which the Company shall engage Consultant as an independent contractor to assist in the supervision of the Company's operations and assets.

Agreements:

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            PERFORMANCE OF SERVICES

1.1        Engagement.  The Company hereby engages Consultant on the terms and conditions set forth in this Agreement.

(a)         Services.  Consultant shall assist the Company's Chief Executive Officer (the "CEO") in supervising the Company's operations and implementing such tasks and projects as the CEO may direct from time to time (collectively, the "Services").  Such Services shall include the following:

(i)          the daily management and oversight of all ongoing field operations, including, but not limited to, maintaining and maximizing the profitability of production on existing leases, overseeing, arranging for, and managing drilling and completion operations, managing and overseeing all land and leasing issues, and

(ii)        assisting the CEO with any other project deemed necessary by the CEO to the performance of the services contemplated by this Agreement.

(b)         Business Time.  Consultant shall devote to the performance of the Services pursuant to this Agreement such portion of Consultant's time as the Company reasonably determines to be necessary for Consultant to perform the services contemplated this Agreement, which portion of Consultant's business time may represent a majority of his business time.

(c)           Location.  Consultant shall perform the Services primarily from J&J’s offices in Bucyrus, Kansas, and the Company's various mineral lease and well sites, subject to such periodic travel to other locations as is reasonably required for the prompt, efficient and economical performance of the Services, and as approved in advance by the Company.

(d)           Reporting.  Consultant shall report to the CEO.

1.2         Acceptance.  Consultant hereby accepts the engagement by the Company pursuant to this Agreement, and agrees to perform the Services in a competent, efficient, trustworthy, and businesslike manner.

2.          COMPENSATION.  The Company shall compensate Consultant for Consultant's Services pursuant to this Agreement as follows:

2.1        Monthly Consulting Fees

(a)           Consulting Fees. The Company shall pay to Consultant consulting fees in the amount of Five Thousand Dollars ($5,000.00) per month for each whole and partial month that Consultant is performing Services pursuant to this Agreement.

(b)           Car Allowance.  The Company (a) acknowledges that Consultant shall be required to drive amongst the Company's mineral lease and well sites, and (b) agrees that in order to assist Consultant with the costs and expenses of such travel, the Company shall pay to Consultant a non-accountable car allowance in the amount of One Thousand Dollars ($1,000.00) per month for each whole and partial month that Consultant is performing Services pursuant to this Agreement.

2.2        Payment.  Within ten (10) days following the end of each calendar month during the term of this Agreement, the Company shall pay to Consultant the amount of the consulting fees and car allowance due with respect to the prior calendar month under Section 2.1, above.

3.           Additional Agreements

3.1        Nondisclosure and Noncompetition.  Consultant shall have executed and delivered the Nondisclosure and Assignment of Inventions and Works of Authorship Agreement attached hereto as Exhibit A and the Noncompetition and Nonsolicitation Agreement attached hereto as Exhibit B.  Consultant's obligations thereunder shall survive the termination of this Agreement in accordance with the terms thereof and Section 4.3(b), below.

3.2        Status.  Consultant acknowledges that in performing Services pursuant to this Agreement, Consultant (a) shall be an independent contractor and not an employee of the Company, (b) shall not be entitled to participate in any fringe benefit programs established by the Company for the benefit of its employees, and (c) shall be solely responsible for paying prior to delinquency, and shall indemnify, defend, and hold the Company free and harmless from and against, all income taxes, self-employment taxes, and other taxes (including any interest and penalties with respect thereto) imposed on the fees and expense reimbursements paid by the Company to Consultant pursuant to this Agreement.

3.3        Authority

(a)           Grant of Authority.  Consultant shall have and may exercise the following authority without the prior approval of the Chief Executive Officer:

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(i)          Except as set forth in Section 3.3(a)(iii), below, Consultant may obligate the Company for (A) bulk purchase commitments from individual vendors, provided that the aggregate amount of the commitment does not exceed Twenty Thousand Dollars ($20,000) per vendor, and (B) for up to Twenty Thousand Dollars ($20,000) per month, in the aggregate, to all other vendors for goods and services purchased for the Company in the ordinary course of its business;

(ii)         Consultant may resolve issues pertaining to title to property and the terms of any leases, provided that no such issue (or collection of related issues) involves a commitment or claim of more than Five Thousand Dollars ($5,000);

(iii)        Consultant may commit the Company for drilling contracts, provided that the amount of the commitment for any individual drilling contract does not exceed Twenty Thousand Dollars ($20,000); and

(iv)         Consultant shall receive reasonable administrative support from, and may manage and redirect the tasked performed by, the Company's administrative personnel.

(b)         Other.  Except as expressly permitted under Section 3.3(a), above, Consultant shall have and may exercise in the name of the Company only such authority as is expressly delegated to Consultant, in writing, pursuant to Section 1.1(b), above.

4.           TERM

4.1         Term.  The term of this Agreement shall commence on the Effective Date and shall terminate pursuant to Section 4.2, below.

4.2         Termination of Agreement

(a)           Termination.  This Agreement shall terminate five (5) years from the Effective Date, unless sooner terminated pursuant to Section 4.2(b) hereof.

(b)           Death or Disability of Consultant.  This Agreement shall terminate automatically upon Consultant's death or disability.  For purposes hereto, the term "disability" shall mean a medical or physical condition that, in the opinion of a licensed medical doctor reasonably acceptable to the Company and the Consultant or the Consultant’s representative, renders Consultant incapable, either indefinitely or for a period of at least three (3) consecutive months, of performing any substantial portion of the Services under this Agreement.

4.3         Effect of Termination.  Upon the expiration or termination of this Agreement in accordance with its terms:

(a)           Consulting Fees and Expenses.  The Company shall continue to be obligated to (i) pay Consultant for all consulting fees accrued under Section 2.1, above, with respect to the period ending on the effective date of termination, and (ii) reimburse Consultant for all expenses paid or incurred prior to termination and for which Consultant is entitled to be reimbursed pursuant to Section 2.1, above;

(b)           Nondisclosure.  Consultant shall continue to be bound by the terms and conditions of the Nondisclosure and Assignment of Inventions Agreement described in Section 3, above, for a period of one (1) year after the termination of this Agreement.

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(c)           Confidential Materials.  Consultant shall deliver to the Company all notes (whether in tangible or electronic form), memoranda, and other written or otherwise recorded materials which Consultant may possess that relate to the Company's Business or embody any partially completed or fully completed work product pertaining to Consultant's performance of Services for the Company.

5.           MISCELLANEOUS

5.1        Notices.  All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile, email, or other electronic means producing a tangible receipt evidencing a successful transmission , or (d) on the next business day after the day on which deposited with a regulated public carrier (e.g., Federal Express), freight prepaid, addressed to the party for whom intended at the address set forth on the signature page of this Agreement, or such other address, facsimile number or email address, notice of which has been delivered in a manner permitted by this Section 5.1.

5.2        Further Assurances.  Each party agrees, upon the request of the other party, to make, execute, and deliver such additional documents, and to take such additional actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

5.3        Complete Agreement; Amendments.  This Agreement and the nondisclosure and assignment of inventions agreement described in Section 3.1, above, (a) contain the entire agreement and understanding between the parties and supersede all prior and contemporaneous agreements and understandings, whether oral or written, concerning Consultant's engagement with the Company, and (b) shall not be modified or amended, except by a written instrument executed after the effective date hereof by the party sought to be charged with such amendment or modification.

5.4        Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be one and the same instrument, binding on each signatory.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or email shall be binding on the signatory to the same extent as a copy hereof containing the signatory's original signature.

5.5        Attorneys' Fees.  If any action is commenced to construe this Agreement or to enforce any of the rights and duties created herein, then the party prevailing in that action shall be entitled to recover its costs and attorneys' fees in that action, as well as all costs and fees of enforcing any judgment entered therein.

5.6        Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with applicable provisions of Kansas law (other than its conflict-of-law principles), and each party hereby consents to the jurisdiction of the courts of the State of Kansas for purposes of all actions commenced to construe or enforce this Agreement.

5.7        Arbitration.  All disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before as single arbitrator in Kansas City, Kansas, under the rules then obtaining of the American Arbitration Association.   The decision of the arbitrator shall be final and binding, and judgment thereon may be entered in a court of competent jurisdiction.   The arbitrator, in his discretion, may award to the prevailing party the costs and fees of the arbitration.

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5.8           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns, provided that Consultant may not delegate his duties hereunder except with the prior written consent of the Company, which may be withheld, conditioned or delayed in the sole discretion of the Company.

In Witness Whereof, the parties hereto have executed this Amended and Restated Consulting Agreement, effective as of the Effective Date.

	"Company:"	"Consultant:"
EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert G. Watson, Jr.	/s/ John Loeffelbein
	Robert G. Watson, Jr., Chief Executive Officer	John Loeffelbein

	Date	Date

	Address, Facsimile No. & Email for Notices:	Address, Facsimile No. & Email for Notices:

	EnerJex Resources, Inc.	c/o J&J Operating, LLC
	c/o Black Sable Energy, LLC	10380 W 179th Street
	123 Evans Avenue	Bucyrus, KS 66013
San Antonio, Texas 78209

	Facsimile No.: (___) ______________________________	Facsimile No.: (___) ______________________________
	Email: robert.watson@blacksableenergy.com	Email: coalcreekenergy@yahoo.com

5

Exhibit D

Consulting Agreement

This Consulting Agreement (the "Agreement") is made and entered into, effective as of January 14, 2011 (the "Effective Date"), by and between EnerJex Resources, Inc., a Nevada corporation ("Company"), and James D. Loeffelbein ("Consultant"), with reference to the following facts:

Recitals:

A.           The Company is in the business of exploring for oil and gas deposits and drilling and producing oil and gas wells in the States of Kansas and Texas.

B.           Consultant is a principal of J & J Operating, LLC, a Kansas limited liability company ("J&J"), and party to that certain letter agreement dated January 14, 2011, by and among the Company, J&J, Consultant, and John Loeffelbein, pursuant to which J&J and the Company are terminating a "Service Agreement" between them and Consultant is agreeing to execute this Agreement.

C.           The parties have agreed to execute this Agreement to memorialize the terms and conditions on which the Company shall engage Consultant as an independent contractor to assist in the supervision of the Company's operations and assets.

Agreements:

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

6.           PERFORMANCE OF SERVICES

6.1          Engagement.  The Company hereby engages Consultant on the terms and conditions set forth in this Agreement.

(a)          Services.  Consultant shall assist the Company's Chief Executive Officer (the "CEO") in supervising the Company's operations and implementing such tasks and projects as the CEO may direct from time to time (collectively, the "Services").  Such Services shall include the following:

(i)           the daily management and oversight of all ongoing field operations, including, but not limited to, maintaining and maximizing the profitability of production on existing leases; overseeing, arranging for, and managing drilling and completion operations, managing and overseeing all land and leasing issues, and

(ii)           assisting the CEO with any other project deemed necessary by the CEO to the performance of the services contemplated by this Agreement.

(b)          Business Time.  Consultant shall devote to the performance of the Services pursuant to this Agreement such portion of Consultant's time as the Company reasonably determines to be necessary for Consultant to perform the services contemplated this Agreement, which portion of Consultant's business time may represent a majority of his business time.

(c)           Location.  Consultant shall perform the Services primarily from J&J’s offices in Bucyrus, Kansas, and the Company's various mineral lease and well sites, subject to such periodic travel to other locations as is reasonably required for the prompt, efficient and economical performance of the Services, and as approved in advance by the Company.

(d)           Reporting.  Consultant shall report to the CEO.

6.2          Acceptance.  Consultant hereby accepts the engagement by the Company pursuant to this Agreement, and agrees to perform the Services in a competent, efficient, trustworthy, and businesslike manner.

7.           COMPENSATION.  The Company shall compensate Consultant for Consultant's Services pursuant to this Agreement as follows:

7.1          Monthly Consulting Fees

(a)           Consulting Fees. The Company shall pay to Consultant consulting fees in the amount of Five Thousand Dollars ($5,000.00) per month for each whole and partial month that Consultant is performing Services pursuant to this Agreement.

(b)           Car Allowance.  The Company (i) acknowledges that Consultant shall be required to drive amongst the Company's mineral lease and well sites, and (ii) agrees that in order to assist Consultant with the costs and expenses of such travel, the Company shall pay to Consultant a non-accountable car allowance in the amount of One Thousand Dollars ($1,000.00) per month for each whole and partial month that Consultant is performing Services pursuant to this Agreement.

7.2          Payment.  Within ten (10) days following the end of each calendar month during the term of this Agreement, the Company shall pay to Consultant the amount of the consulting fees and car allowance due with respect to the prior calendar month under Section 2.1, above.

8.           Additional Agreements

8.1          Nondisclosure and Noncompetition.  Consultant shall have executed and delivered the Nondisclosure and Assignment of Inventions and Works of Authorship Agreement attached hereto as Exhibit A and the Noncompetition and Nonsolicitation Agreement attached hereto as Exhibit B.  Consultant's obligations thereunder shall survive the termination of this Agreement in accordance with the terms thereof and Section 4.3(b), below.

8.2          Status.  Consultant acknowledges that in performing Services pursuant to this Agreement, Consultant (a) shall be an independent contractor and not an employee of the Company, (b) shall not be entitled to participate in any fringe benefit programs established by the Company for the benefit of its employees, and (c) shall be solely responsible for paying prior to delinquency, and shall indemnify, defend, and hold the Company free and harmless from and against, all income taxes, self-employment taxes, and other taxes (including any interest and penalties with respect thereto) imposed on the fees and expense reimbursements paid by the Company to Consultant pursuant to this Agreement.

8.3          Authority

(a)           Grant of Authority.  Consultant shall have and may exercise the following authority without the prior approval of the Chief Executive Officer:

(i)           Except as set forth in Section 3.3(a)(iii), below, Consultant may obligate the Company for (A) bulk purchase commitments from individual vendors, provided that the aggregate amount of the commitment does not exceed Twenty Thousand Dollars ($20,000) per vendor, and (B) for up to Twenty Thousand Dollars ($20,000) per month, in the aggregate, to all other vendors for goods and services purchased for the Company in the ordinary course of its business;

(ii)          Consultant may resolve issues pertaining to title to property and the terms of any leases, provided that no such issue (or collection of related issues) involves a commitment or claim of more than Five Thousand Dollars ($5,000);

(iii)         Consultant may commit the Company for drilling contracts, provided that the amount of the commitment for any individual drilling contract does not exceed Twenty Thousand Dollars ($20,000); and

(iv)          Consultant shall receive reasonable administrative support from, and may manage and redirect the tasked performed by, the Company's administrative personnel.

(b)          Other.  Except as expressly permitted under Section 3.3(a), above, Consultant shall have and may exercise in the name of the Company only such authority as is expressly delegated to Consultant, in writing, pursuant to Section 1.1(b), above.

9.           TERM

9.1          Term.  The term of this Agreement shall commence on the Effective Date and shall terminate pursuant to Section 4.2, below.

9.2          Termination of Agreement

(c)           Termination.  This Agreement shall terminate five (5) years from the Effective Date, unless sooner terminated pursuant to Section 4.2(b) hereof.

(d)           Death or Disability of Consultant.  This Agreement shall terminate automatically upon Consultant's death or disability.  For purposes hereto, the term "disability" shall mean a medical or physical condition that, in the opinion of a licensed medical doctor reasonably acceptable to the Company and the Consultant or the Consultant’s representative, renders Consultant incapable, either indefinitely or for a period of at least three (3) consecutive months, of performing any substantial portion of the Services under this Agreement.

9.3          Effect of Termination.  Upon the expiration or termination of this Agreement in accordance with its terms:

(a)           Consulting Fees and Expenses.  The Company shall continue to be obligated to (i) pay Consultant for all consulting fees accrued under Section 2.1, above, with respect to the period ending on the effective date of termination, and (ii) reimburse Consultant for all expenses paid or incurred prior to termination and for which Consultant is entitled to be reimbursed pursuant to Section 2.1, above;

(b)           Nondisclosure.  Consultant shall continue to be bound by the terms and conditions of the Nondisclosure and Assignment of Inventions Agreement described in Section 3, above for a period of one (1) year after the termination of this Agreement.

(c)           Confidential Materials.  Consultant shall deliver to the Company all notes (whether in tangible or electronic form), memoranda, and other written or otherwise recorded materials which Consultant may possess that relate to the Company's Business or embody any partially completed or fully completed work product pertaining to Consultant's performance of Services for the Company.

10.          MISCELLANEOUS

10.1          Notices.  All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile, email, or other electronic means producing a tangible receipt evidencing a successful transmission , or (d) on the next business day after the day on which deposited with a regulated public carrier (e.g., Federal Express), freight prepaid, addressed to the party for whom intended at the address set forth on the signature page of this Agreement, or such other address, facsimile number or email address, notice of which has been delivered in a manner permitted by this Section 5.1.

10.2          Further Assurances.  Each party agrees, upon the request of the other party, to make, execute, and deliver such additional documents, and to take such additional actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

10.3          Complete Agreement; Amendments.  This Agreement and the Nondisclosure and Assignment of Inventions Agreement described in Section 3.1, above, (a) contain the entire agreement and understanding between the parties and supersede all prior and contemporaneous agreements and understandings, whether oral or written, concerning Consultant's engagement with the Company, and (b) shall not be modified or amended, except by a written instrument executed after the Effective Date hereof by the party sought to be charged with such amendment or modification.

10.4          Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be one and the same instrument, binding on each signatory.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or email shall be binding on the signatory to the same extent as a copy hereof containing the signatory's original signature.

10.5          Attorneys' Fees.  If any action is commenced to construe this Agreement or to enforce any of the rights and duties created herein, then the party prevailing in that action shall be entitled to recover its costs and attorneys' fees in that action, as well as all costs and fees of enforcing any judgment entered therein.

10.6          Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with applicable provisions of Kansas law (other than its conflict-of-law principles), and each party hereby consents to the jurisdiction of the courts of the State of Kansas for purposes of all actions commenced to construe or enforce this Agreement.

10.7          Arbitration.  All disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before as single arbitrator in Kansas City, Kansas, under the rules then obtaining of the American Arbitration Association.  The decision of the arbitrator shall be final and binding, and judgment thereon may be entered in a court of competent jurisdiction.  The arbitrator, in his discretion, may award to the prevailing party the costs and fees of the arbitration.

10.8          Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns, provided that Consultant may not delegate his duties hereunder except with the prior written consent of the Company, which may be withheld, conditioned or delayed in the sole discretion of the Company.

[Signatures appear on the following page.]

In Witness Whereof, the parties hereto have executed this Consulting Agreement, effective as of the Effective Date.

	"Company:"	"Consultant:"
EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert G. Watson, Jr.	/s/ James D. Loeffelbein
	Robert G. Watson, Jr., Chief Executive Officer	James D. Loeffelbein

	Date	Date

	Address, Facsimile No. & Email for Notices:	Address, Facsimile No. & Email for Notices:

	EnerJex Resources, Inc.	c/o J&J Operating, LLC
	c/o Black Sable Energy, LLC	10380 W 179th Street
	123 Evans Avenue	Bucyrus, KS 66013
San Antonio, Texas 78209

	Facsimile No.: (___) ______________________________	Facsimile No.: (___) ______________________________
	Email: robert.watson@blacksableenergy.com	Email: coalcreekenergy@yahoo.com

Exhibit E

List of Hired Employees

Marcia Littell
Kevin Leroy
Josue Amenta - Velazquez
Ascension Luna Castro
Victor Quiroz-Cruz
Caleb Feverborn
Jonathan Fraser
Brett Harrell
Timothy Kramer
Samuel Mofle
Jay Schendel
George "Burt" Waddle
James Pendergrass
Alfred Lickteig
Robert Dionee
Jonathan Ellis

Exhibit F

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This Noncompetition and Nonsolicitation Agreement (this "Agreement") is made and entered into as of January 14, 2011, by and between EnerJex Resources, Inc., a Nevada corporation (the "Company"), and J & J Operating, LLC, a Kansas limited liability company ("J&J"), John Loeffelbein ("John"), and James D. Loeffelbein ("Jim" and, together with John, the "Loeffelbeins") (the Loeffelbeins and J&J are each a "Seller" and, collectively, "Sellers"), with reference to the following facts:

Recitals:

A.           John and Jim are members of J&J.

B.           Pursuant to that certain letter agreement dated January 14, 2011, by and among J&J, the Company, and the Loeffelbeins (the "Purchase Agreement"):

(i)          J&J agreed to sell and transfer to EnerJex Kansas, Inc., a wholly-owned subsidiary of the Company, certain Equipment of J&J pertaining to J&J's oil exploration and development (the "Equipment Sale");

(ii)         John and Jim each agreed to execute with the Company a Consulting Agreement under which the Company engaged each such individual as a consultant for a term of five (5) years; and

(iii)        J&J, John, and Jim agreed to enter into this Agreement in order to memorialize certain noncompetition and nonsolicitation restrictions to which they will be subject.

C.           The parties have agreed to execute this Agreement in order to memorialize such noncompetition and nonsolicitation restrictions.

AGREEMENTS:

Now, Therefore, in consideration of the foregoing and the consummation of the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller hereby covenants and agrees for the benefit of the Company as follows:

11.          DEFINITIONS.  For purposes of this Agreement, the term:

11.1           "Affiliate" shall mean, with respect to any party to this Agreement, (a) any person or entity directly or indirectly controlling such party, (b) any person or entity directly or indirectly controlled by such party, and (c) any person or entity that with such party is under direct or indirect common control.

11.2           "AMI" shall include all lands within the Forest City Basin and the Cherokee Basin of Eastern Kansas.  Furthermore, the AMI shall include, but not be limited to the following counties in the state of Kansas: Douglas County, Johnson County, Franklin County, Miami County, Anderson County, Linn County, Osage County, Lyon County, Wabaunsee County, Shawnee County, Jefferson County, Leavenworth County, Pottawatome County, Jackson County, Atchison County, Brown County, Coffey County, Bourbon County, Allen County, Woodson County, Greenwood County, Butler County, Crawford County, Neosho County, Wilson County, Elk County, Cowley County, Chautauqua County, Montgomery County, Labette County, and Cherokee County.

11.3           "Company's Business" shall mean the business of oil exploration and development and operation and production of oil and gas assets.

11.4           "Competitive Business Activity" shall mean directly or indirectly either (i) owning an operated working interest, acquiring a working interest in, or acquiring or earning an overriding royalty interest ("ORRI") in any oil and gas lease or well, or (ii) providing any contract operations or well-pulling services for any third party.  For purposes of the foregoing, the term "directly or indirectly" shall mean and include both engaging in any such prohibited activity directly, or owning a direct or indirect interest in any entity or enterprise that engages in such activity.  The contents of this provision shall exclude any non-operated working interests or ORRI's owned by any Seller prior to execution of this Agreement.

11.5           "Court" shall mean a court of competent jurisdiction or other entity or person mutually selected by the parties to resolve any dispute.

11.6           "Effective Date" shall mean January 1, 2011, which is the date on which the Equipment Sale is deemed effective.

11.7           "Restricted Period" means the period of approximately five (5) years commencing on the Effective Date and ending on December 31, 2015.

12.          NONCOMPETITION AND NONSOLICITATION.  In consideration of the payments, covenants and agreements of the Company in the Purchase Agreement (including but not limited to the conveyance of the "Interests" described therein) and the Consulting Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, J&J, John, and Jim hereby agree as follows:

12.1           Noncompetition.  Each Seller covenants and agrees that, during the Restricted Period, such Seller shall not (a) engage in any Competitive Business Activity (regardless whether for its own account or for the account of any third party) anywhere in the AMI or within ten (10) miles of any Company mineral lease or working interest situated outside the AMI, or (b) own any direct or indirect interests in any oil or gas well within the AMI.

12.2           Nonsolicitation and No-Hire.  Each Seller covenants and agrees that, during the Restricted Period and for a period of six (6) months thereafter, such Seller shall not (either directly or indirectly through any other entity in which any such Seller has any beneficial ownership interest) (a) solicit or attempt to solicit any existing or future employee of or consultant to the Company or any of its existing or future Affiliates to leave his or her employment or terminate his or her consultancy with the Company or any such Affiliate, or (b) knowingly induce or knowingly attempt to induce any such employee or consultant to terminate, breach or modify the terms of such person's employment or consultancy with the Company or any such Affiliate, or (c) hire or extend any offer of employment to any employee of the Company or any of its Affiliates.

12.3           Exception for Retained 20% Interest.  The Company agrees that no Seller shall be in violation of the restrictions set forth in Section 2.1(a), above, solely by reason of ownership by such Seller, or any of its Affiliates, of up to a twenty percent (20%) working interest in the leases that are subject to the working interests owned by Working Interest, LLC, a Kansas limited liability company.

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12.4           Exception for Rejected Opportunities.  If a Seller presents to the Company a reasonably detailed written proposal to pursue an oil or gas exploration or production project and the Company fails to deliver to such Seller, within sixty (60) after receipt of such proposal, a written election to pursue that project for the Company's own account, then (a) such Seller may pursue such project for its own account, and (b) such Seller shall not be in violation of the restrictions set forth in Section 2.1, above, solely by reason of such Seller's pursuit of that project.  Notwithstanding the foregoing in no event may any Seller use any Company confidential or proprietary information to pursue any such project for the account of any person other than the Company.

12.5           Case-by-Case Exceptions.  Each Seller from time to time may present to the Company a written request for permission to pursue an oil or gas exploration or production project that, in the absence of Company approval, would violate the prohibitions of Section 2.1, above.  The Company agrees to consider any such request in good faith, but in no event shall the Company have any obligation whatsoever to consent to release such Seller from the restrictions imposed by Section 2.1, above, in order to pursue such project.  Unless the Company provides such written consent to the requesting Seller, that Seller shall continue to be subject to Section 2.1, above, and shall not be released from the restrictions imposed by such Section 2.1.  Any such written consent that the Company may provide shall be effective only to the extent expressly provided in that written consent, and shall not excuse the requesting Seller from complying with Section 2.1, above, with respect to all other projects that would be a Competitive Business Activity prohibited by Section 2.1, above.

12.6           Stay of Time.  In the event a Court determines that any Seller has violated the provisions of this Agreement, the running of the time period during which such provisions so violated shall be applicable shall be automatically extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

12.7           Injunctive Relief.  The parties hereto agree that each Seller has been, and during the Restricted Period shall be, so intimately involved in the development and operation of the assets of the Company and its Affiliates that if any Seller assumes a position in breach of this Agreement, then there will exist a substantial likelihood that such Seller will be unable to avoid using the proprietary information of the Company in its performance of such position and that the Company and its Affiliates will suffer immediate and irreparable damages.  For this and other reasons, the parties agree that the remedy at law for any breach of this Section 2 is and will be inadequate, and in the event of a breach or threatened breach by any Seller of this Section 2, the Company shall be entitled to an injunction restraining such Seller from breaching or otherwise violating any provision of this Agreement.  Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from any Seller.

13.          MISCELLANEOUS

13.1           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be given and received (a) when delivered in person, (b) on the date on which transmitted by facsimile provided that there is a written receipt evidencing a successful transmission, (c) on the third (3rd) business day after the date on which deposited in the United States mail in a sealed envelope, postage prepaid, or (d) on the next business day after the date on which deposited in a sealed envelope with a nationally-recognized overnight courier (e.g., Federal Express), freight prepaid, addressed to the party for whom intended at the address set forth below, or such other address or facsimile number, notice of which is provided in a manner permitted by this Section 3.1.

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13.2           Entire Agreement.  This Agreement (including the Recitals) contains the entire understanding of the parties regarding the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter.  The parties hereto agree that the terms and conditions of any license, operating or other agreement or relationship between Sellers and the Company or any of their respective Affiliates, whether currently existing or entered into hereafter, shall in no way have any effect on or modify the obligations of any Seller under the terms of this Agreement, and the obligations under and terms of this Agreement and any such other agreement or relationship shall be treated as entirely separate obligations.

13.3           Separate Covenants.  This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business included within the Company's Business as it may be conducted by the Company and its successors on or after the date hereof, and one for each city, county, state, country or other region included within the AMI.  The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed.  However, should a determination nonetheless be made by a Court at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Company and each Seller that this Agreement shall be construed by the Court in such a manner as to impose on the conduct of the Company or Sellers only those restrictions that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefits of this Agreement.  If, in any judicial proceeding, a Court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefits of this Agreement, then it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

13.4           Severability.  If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

13.5           Governing Law; Consent to Jurisdiction; Certain Waivers.  This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Kansas.  Each of the parties hereto (a) consents to the jurisdiction of any state or federal court located within the State of Kansas, (b) irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in one of such courts, (c) irrevocably waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court, and (d) consents to the service of process upon such party made in any one or more of the manners in which notices are permitted pursuant to set forth in Section 13.1, above.  Nothing contained in this Section 3.5 shall affect the right of any party to serve legal process on the other party in any other manner permitted by law.  THE PARTIES HERETO WAIVE ALL RIGHTS TO A JURY TRIAL IN CONNECTION WITH ACTIONS ARISING UNDER THIS AGREEMENT.

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13.6           Amendments and Waivers.  This Agreement may be amended or modified only by a written instrument duly executed after the Effective Date by a party sought to be charged by such amendment or modification.  No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.  No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

13.7           Attorneys’ Fees.  If any litigation, arbitration or other proceeding is commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), then the party prevailing in that action or other proceeding shall be entitled, in addition to such other relief as may be granted, to recover such party's attorneys' fees in connection with such litigation, arbitration or other proceeding.

13.8           Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be one and the same instrument, binding on each signatory.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or email shall be binding on the signatory to the same extent as a copy hereof containing the signatory's original signature.

13.9           Section Headings and References.  The headings of each Section, subsection or other subdivision of this Agreement are for reference purposes only and shall not limit or control the meaning thereof.  All references herein to a Section, subsection, paragraph or clause are references to a Section, subsection, paragraph or clause, respectively, of this Agreement, unless otherwise specified, and include all subparts thereof.

13.10         Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other party; provided, however, that (i) the Company may assign its rights hereunder, without the consent of any Seller, to any of its existing or future Affiliates and to any person or entity that acquires or succeeds to all or any part of Company's Business, and (ii) any party may assign its rights hereunder to any entity that acquires substantially all of the assets of such party.  No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

13.11         Further Assurances.  From time to time, at the request of any party and without further consideration, the parties shall execute and deliver such additional documents and take all such further action as reasonably requested by a party to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

[Signature Page Follows.]

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In Witness Whereof, each of the parties has caused this Noncompetition and Nonsolicitation Agreement to be duly executed, effective as of the Effective Date set forth above.

	"Company"		"Sellers:"

	EnerJex Resources, Inc., a Nevada corporation		J & J Operating Company, LLC, a Kansas limited liability company

By:	/s/ Robert G. Watson, Jr.	By:	/s/ John Loeffelbein
	Robert G. Watson, CEO Date		John Loeffelbein, Manager Date

	Address, Facsimile No. & Email for Notices:	By:	/s/ James D. Loeffelbein
James D. Loeffelbein, Manager Date
EnerJex Resources, Inc.
c/o Black Sable Energy, LLC
123 Evans Avenue
	San Antonio, TX 78209		/s/ John Loeffelbein
John Loeffelbein, individually
Facsimile No.: (210) ______________________________
Email: robert.watson@blacksableenergy.com
Date

/s/ James D. Loeffelbein
James D. Loeffelbein, individually

Date

Address, Facsimile No. & Email for Notices:

10380 W 179th St.
Bucyrus, Kansas 66013

Facsimile No.: (___) ______________________________
Email: coalcreekenergy@yahoo.com and
jdlmailbox@yahoo.com